Exhibit (i)(2)

KRAMER LEVIN NAFTALIS & FRANKEL LLP

February 27, 2015

ISI Strategy Fund, Inc.

666 Fifth Avenue, 11th Floor

New York, NY 10103

Re:	ISI Strategy Fund, Inc.
Post-Effective Amendment No. 28

File No. 333-31127; ICA No. 811-8291

Ladies and Gentlemen:

We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 28 to Registration Statement No. 333-31127 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP
Kramer Levin Naftalis & Frankel LLP